Exhibit 10.26(a)

AMENDMENT NO. 1

TO THE

FINLAY FINE JEWELRY CORPORATION

CHANGE OF CONTROL

EXECUTIVE SEVERANCE PLAN

WHEREAS, Finlay Fine Jewelry Corporation, a Delaware corporation (the “Company”), maintains the Finlay Fine Jewelry Corporation Change of Control Executive Severance Plan (the “Plan”);

WHEREAS, pursuant to Section 5.1 of the Plan, the Company may amend the Plan at any time by action of the Board of Directors of Finlay Enterprises, Inc. (the “Parent”) (or a duly authorized committee thereof); and

WHEREAS, the Company desires to amend the Plan to provide that a different severance benefit will be payable to those employees designated as eligible to participate under the Plan by action of the Compensation Committee of the Board of Directors of the Parent on April 16, 2008.

NOW, THEREFORE, pursuant to Section 5.1 of the Plan, the Plan is hereby amended, effective as of April 16, 2008 as follows:

ARTICLE 1—Section 2.2(a)(i) of the Plan is hereby amended in its entirety to read as follows:

“(i) subject to the provisions of Sections 2.3 through 2.8 hereof, (x) for Participants designated as Eligible Employees prior to April 16, 2008, an amount equal to two (2) times the sum of the Participant’s Base Salary plus Bonus, (y) for Participants designated as Eligible Employees on April 16, 2008, an amount equal to the sum of the Participant’s Base Salary plus Bonus, or (z) for any Participant designated as an Eligible Employee after April 16, 2008, an amount specified by the Committee in writing at the time of such designation, but in no event in an amount that exceeds two (2) times the sum of the Participant’s Base Salary plus Bonus;”

IN WITNESS WHEREOF, the Parent has caused this Amendment to be executed as of the 16th day of April, 2008.

FINLAY ENTERPRISES, INC.

By:	/s/
Title: